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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) October 10, 2000

                            U.S. PLASTIC LUMBER CORP.
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             (Exact Name of Registrant as Specified in its Charter)

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
         Nevada                              3080                                87-0404343
(State of incorporation          (Primary Standard Industrial                 (I.R.S. Employer
     /organization)               Classification Code Number)               Identification No.)
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           2300 W. Glades Road, Suite 440 W, Boca Raton, Florida 33431
           -----------------------------------------------------------
                    (Address of Principal Executive Offices)

        Registrant's telephone number, including area code: 561-394-3511

   Former Name or Former Address if Changed Since Last Report: Not Applicable.



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      ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

      Not Applicable.

      ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

      Not Applicable.

      ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

      Not Applicable.

      ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      Not Applicable

      ITEM 5. OTHER EVENTS

      Reference is made to Exhibit 10.46, Master Credit Agreement with Bank of America (the "Agreement"), as filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000. The terms of the Agreement sets forth certain financial covenants, primarily related to the Company's earnings, as defined, and funded debt. At September 30, 2000 the Company did not comply with certain covenants as defined in the Agreement, and is currently in negotiations with the banks to obtain the appropriate waivers or forbearance agreement. However, the Company's failure to comply with the covenants does constitute a default by the Company under the terms of the Agreement. While the Company believes it will be successful in obtaining the necessary waivers or forbearance from Bank of America and the other lenders that are party to the Agreement, failure to do so could have a material adverse impact upon the Company.

      ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

      Not Applicable.

      ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
      EXHIBITS.

      Not Applicable.

      ITEM 8. CHANGE IN FISCAL YEAR.

      Not Applicable.

      ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

      Not Applicable.


      EXHIBITS
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

                                        U.S. Plastic Lumber Corp.
                                                 (Registrant)

Date: October 23, 2000                  By: /s/ Bruce C. Rosetto
                                            --------------------------------
                                        Bruce C. Rosetto, Vice President and
                                              General Counsel/Secretary